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                                   SCHEDULE 14A
                             SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                                 ----------------

  Filed by the Registrant [x]

  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

  [ ] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
  [x] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 ----------------

                           SANTA FE PACIFIC CORPORATION
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           SANTA FE PACIFIC CORPORATION
                    (NAME OF PERSON(S) FILING PROXY STATEMENT)

                                 ----------------

  Payment of Filing Fee (Check the appropriate box):(/1/)

  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
    2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
    4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

 (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

 (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ratio of 0.27).

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ..........
     2) Form, Schedule or Registration
        Statement No.: ...................
     3) Filing Party: ....................
     3) Date Filed: ......................

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                          [LOGO OF SANTA FE PACIFIC]

FOR IMMEDIATE RELEASE                          MEDIA CONTACT: CATHERINE WESTPHAL
#80                                                               (708) 995-6273
                                                                     JOELE FRANK
                                                     ABERNATHY MACGREGOR SCANLON
                                                                  (212) 371-5999

SANTA FE RESPONDS TO UNION PACIFIC

     SCHAUMBURG, ILLINOIS, DECEMBER 15, 1994 - In response to a letter received from Drew Lewis, chairman of Union Pacific Corporation, Robert D. Krebs, Santa

Fe's chairman, president and chief executive officer, issued the following reply to Mr. Lewis:


Mr. Drew Lewis, Chairman
Union Pacific Corporation
Martin Tower
Eighth and Eaton Avenues
Bethlehem, Pennsylvania  18018

Dear Drew:

     This is in response to your letter dated December 14, 1994 concerning the process that Santa Fe is currently pursuing. Your letter assumes that Santa Fe is conducting an auction. In fact, however, the board of Santa Fe has never put the company up for sale. Instead, subject to shareholder approval, the board agreed to a strategic combination with the Burlington Northern, which is designed to achieve significant long-term growth for Santa Fe's shareholders far beyond the current value of the Burlington Northern stock that is to be exchanged in the merger. After that agreement was announced, Union Pacific made an unsolicited merger proposal to Santa Fe.

     As you know, under our contract with Burlington Northern, Santa Fe could not provide confidential information to or negotiate with any other potential merger partner unless the board was advised by counsel that it had a fiduciary duty to do so. After Union Pacific improved its offer and obtained the ICC staff's approval of its proposed voting trust, we were advised by our counsel that we did have a fiduciary duty to provide information and to negotiate with Union Pacific. In the past two weeks, we have made available to Union Pacific all of the information that was given to Burlington Northern, and more. In fact, at a meeting in our office on December 4, 1994, your executive vice president-finance, L. White Matthews III, told a group of our senior officers that the amount of information Union Pacific had received from Santa Fe was more than they "dreamed" of obtaining. In addition, we have negotiated in good faith the terms of Union Pacific's proposed merger agreement and tender offer.

                                    -more-
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                                                                    SFP - Page 2

     Throughout our discussions over the past two weeks we have continually emphasized the need for Union Pacific to improve its offer as soon as possible. We have also been negotiating with Burlington Northern with a view toward improving the existing merger agreement. In all of these discussions, our goal has been to achieve the best result for our shareholders, taking into account both short-term and long-term objectives.

     I believe that we have done everything we can to enable Union Pacific to improve its offer, and, as our financial advisors have been telling your financial advisors for many days, we hope you will do so promptly. The process we have followed is designed to promote the best interests of our shareholders.

                                       Sincerely,
                                       /s/Rob

     The following letter was received from Union Pacific on December 14, 1994:

Mr. Robert D. Krebs
Chairman, President and CEO
Santa Fe Pacific Corporation
1700 East Golf Road
Schaumburg, IL 60173

Dear Rob:

     I am writing to advise you, as requested by your advisors, of our position concerning our merger proposal.

     Our response at this stage is a function of Santa Fe's having pursued a flawed sale process. Your advisors have repeatedly demanded that we improve our proposal while refusing to establish any procedures for considering competing proposals on a fair and equal basis. In fact, your advisors have frequently told us you will not negotiate with Union Pacific unless we agree to pay at least $20 per Santa Fe share. This position is clearly inconsistent with your negotiating and recommending several transactions with Burlington Northern at prices well below $20.

     We believe our current proposal is an extremely attractive one and in the best interests of Santa Fe and its shareholders and customers. Despite this, you have continued to pursue a process that favors any result other than a transaction with Union Pacific. We are prepared to continue discussions with you, but we urge you to establish a fair and open sale process.

                                       Sincerely,
                                       /s/Drew


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